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                                                                  Exhibit (e)(2)

The United States Life Insurance Company in the City of New York
One World Financial Center, 200 Liberty Street, New York, NY 10281

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PLEASE PRINT ALL ANSWERS                                                         Supplemental Application For Life Insurance
============================================================================================================================
1. Proposed Last Name         First Name             Middle Initial    2. Date of Birth            3. Social Security Number
   Insured  ________________________________________________________   _________________________   _________________________

4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

    Guaranteed Account                                  _____ %
    --------------------------------------------

    AIM Variable Insurance Funds                                 Goldman Sachs Variable Insurance Trust
    ----------------------------                                 --------------------------------------
    (Invesco Variable Insurance Funds)                           Strategic International Equity Fund                 _____ %
    ----------------------------------                           Structured U.S. Equity Fund                         _____ %
    Invesco V.I. High Yield Fund                        _____ %
    Invesco V.I. American Value Fund                    _____ %  JPMorgan Insurance Trust
                                                                 ------------------------
    AllianceBernstein Variable Products Series Fund              Small Cap Core Portfolio                            _____ %
    -----------------------------------------------
    Growth Portfolio - Class A                          _____ %  Neuberger Berman Advisers Management Trust
    Growth & Income Portfolio - Class A                 _____ %  ------------------------------------------
    Large Cap Growth Portfolio - Class A                _____ %  AMT Large Cap Value Portfolio                       _____ %

    American Century Variable Portfolios, Inc.                   PIMCO Variable Insurance Trust
    ------------------------------------------                   ------------------------------
    VP Income & Growth Fund                             _____ %  High Yield Portfolio - Admin. Class                 _____ %
    VP International Fund                               _____ %  Long-Term U.S. Gov't Portfolio - Admin. Class       _____ %
                                                                 Real Return Portfolio - Admin. Class                _____ %
    BlackRock Variable Series Funds, Inc.                        Short-Term Portfolio - Admin. Class                 _____ %
    -------------------------------------                        Total Return Portfolio - Admin. Class               _____ %
    BlackRock Basic Value V.I. Fund - Class I           _____ %
    BlackRock Capital Appreciation V.I. Fund - Class I  _____ %  The Universal Institutional Funds, Inc.
    BlackRock U.S. Government Bond V.I. Fund - Class I  _____ %  ---------------------------------------
    BlackRock Value Opportunities V.I. Fund - Class I   _____ %  Emerging Markets Equity Portfolio - Class I         _____ %
                                                                 Core Plus Fixed Income Portfolio - Class I          _____ %
    Fidelity Variable Insurance Products                         Mid Cap Growth Portfolio - Class I                  _____ %
    ------------------------------------
    VIP Balanced Portfolio - Initial Class              _____ %  VALIC Company I
    VIP Contrafund Portfolio - Initial Class            _____ %  ---------------
    VIP Index 500 Portfolio - Initial Class             _____ %  International Equities Fund                         _____ %
    VIP Money Market Portfolio - Initial Class          _____ %  Mid Cap Index Fund                                  _____ %
                                                                 Small Cap Index Fund                                _____ %
    Franklin Templeton Variable Insurance Products
    ----------------------------------------------               Vanguard Variable Insurance Fund
    Developing Markets Securities Fund - Class 2        _____ %  --------------------------------
    Foreign Securities Fund - Class 2                   _____ %  Total Bond Market Index Portfolio                   _____ %
    Growth Securities Fund - Class 2                    _____ %  Total Stock Market Index Portfolio                  _____ %





     NOTE: The Net Premium will be allocated to the Money Market Fund until the end of the Right to Examine This
             Certificate period.

5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.           YES   NO
    If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                   [_]  [_]

6.  (a) Did the Owner receive current prospectuses?                                                              [_]  [_]
    (b) Does the Owner understand that:
          The death benefit may increase or decrease depending on investment performance?                        [_]  [_]
          The cash value may increase or decrease depending on investment performance?                           [_]  [_]
          The Certificate will lapse if the cash surrender value becomes insufficient to cover the total
          monthly deductions?                                                                                    [_]  [_]
    (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?         [_]  [_]
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7.  Suitability      What is the Owner's:         Approximate net worth  ______________
                                                  Income earned          ______________
                                                  Income unearned        ______________
                                                  Number of dependents   ______________
                                                  Marginal tax bracket   ______________

Investment Objective(s) (check all that apply): Growth ____ Growth and Income ____ Income ____ Capital Appreciation ___ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on ______________________, 20__                ______________________________________________
                                                      Signature of Owner
at ______________, State of __________

______________________________________                _______________________________________________
Signature of Soliciting Agent                         Signature of Proposed Insured if not Owner
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